EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 33-59349; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-75664; Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086; Form S-8, No. 333-111956; Form S-8, No. 333-115621; Form S-8, No. 333-115607; Form S-8, No. 333-115608 and Form S-8, No. 333-115609) of Sprint Corporation and in the related Prospectuses of our report dated February 3, 2004 (except for Note 2, as to which the date is April 23, 2004, and Note 21, as to which the date is November 2, 2004) with respect to the consolidated financial statements and schedule of Sprint Corporation as of December 31, 2003 and for the two years in the period then ended, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Kansas City, Missouri

March 10, 2005